Exhibit 99.1

THE MARCUS CORPORATION COMPLETES ACQUISITION OF MOVIE TAVERN CIRCUIT AND ANNOUNCES PRELIMINARY UNAUDITED FISCAL 2018 FINANCIAL RESULTS

MILWAUKEE, FEB. 1, 2019….The Marcus Corporation (NYSE: MCS), today announced it has completed the acquisition of the assets of Movie Tavern from VSS-Southern Theatres, LLC (“Southern Theatres”), a portfolio company of Veronis Suhler Stevenson (“VSS”), a private equity firm.

The acquisition increases the footprint of its Marcus Theatres® division by 23%, adding 208 screens at 22 locations in Arkansas, Colorado, Georgia, Kentucky, Louisiana, New York, Pennsylvania, Texas and Virginia. Marcus Theatres now owns or operates a total of 1,097 screens at 90 locations in 17 states.

As previously announced, the purchase price for the acquisition consisted of $30 million in cash and the issuance of 2,450,000 shares of The Marcus Corporation common stock. The shares of The Marcus Corporation common stock are subject to certain restrictions on resale by Southern Theatres. Based upon yesterday’s closing share price of The Marcus Corporation’s common stock, the aggregate purchase price was valued at approximately $139 million. The terms of the transaction are described in greater detail in the Current Report on Form 8-K that the company filed with the Securities and Exchange Commission on November 2, 2018.

Commenting on the Movie Tavern acquisition, Rolando B. Rodriguez, chairman, president and CEO of Marcus Theatres, said, “We are excited to welcome Movie Tavern customers and associates to the Marcus Theatres family. Movie Tavern is an attractive addition to our existing circuit and we are especially pleased to expand our portfolio of in-theatre dining locations.”

Rodriguez said the company plans to brand the locations as “Movie Tavern by Marcus,” which combines the established Movie Tavern name with the strong Marcus Theatres identity. Marcus Theatres’ popular $5 Movie Tuesdays will immediately be introduced to the 22 Movie Tavern locations, enabling guests to not only enjoy the latest blockbusters for just $5 all day on Tuesdays, but to also receive a free complimentary-size popcorn. The company also plans to introduce other new amenities and offerings to select Movie Tavern locations. While specific decisions have not yet been made, these features may include Marcus Theatres’ premium large format screens, DreamLounger SM recliner seating and the company’s successful customer loyalty program.

J.P. Morgan served as financial advisor and Foley & Lardner LLP served as legal counsel to The Marcus Corporation. PJ SOLOMON served as financial advisor and Ropes & Gray LLP served as legal counsel to Southern Theatres.

Preliminary Unaudited Fourth Quarter and Fiscal 2018 Financial Results

The company also announced preliminary and unaudited financial results for the fourth quarter and fiscal year ended December 27, 2018.

For the fourth quarter ended December 27, 2018, the company expects to report:

•	Total revenues of approximately $175 million, a 5.7% increase from total revenues of $165.6 million for the fourth quarter of fiscal 2017.
•	Theatre admissions revenue growth in line with the industry, after adjusting for new theatres.
•	Net earnings attributable to The Marcus Corporation of $7.8 million to $8.7 million and net earnings per diluted common share attributable to The Marcus Corporation of $0.27 to $0.30. Net earnings attributable to The Marcus Corporation were $34.4 million and net earnings per diluted common share attributable to The Marcus Corporation were $1.21 for the fourth quarter of fiscal 2017.

•	Adjusted net earnings attributable to The Marcus Corporation of $11.0 million to $11.8 million, an increase of 6.8% to 15.4% from Adjusted net earnings attributable to The Marcus Corporation of $10.3 million for the fourth quarter of fiscal 2017.
•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.38 to $0.41, an increase of 5.6% to 13.9% from Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.36 for the fourth quarter of fiscal 2017.
•	Adjusted EBITDA of $34.8 million to $36.0 million, a 7.0% to 10.7% increase from Adjusted EBITDA of $32.5 million for the fourth quarter of fiscal 2017.
•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the favorable impact of certain nonrecurring reductions in deferred income taxes in the fourth quarter of fiscal 2018 and 2017, to eliminate the negative impact of certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition, as well as certain nonrecurring preopening expenses and accelerated depreciation expense related to the project currently underway to convert the former InterContinental Milwaukee hotel into Saint Kate, The Arts Hotel, in the fourth quarter of fiscal 2018, and to eliminate the favorable impact of a significant one-time gain related to the sale of an unconsolidated joint venture interest in the fourth quarter of fiscal 2017.

For the fiscal year ended December 27, 2018, the company expects to report:

•	Total revenues of approximately $707 million, an 8.2% increase from total revenues of $653.6 million for fiscal 2017.
•	Theatre admissions revenue growth nearly two percentage points in excess of the industry, after adjusting for new theatres.
•	Net earnings attributable to The Marcus Corporation of $52.5 million to $53.4 million and net earnings per diluted common share attributable to The Marcus Corporation of $1.83 to $1.86. Net earnings attributable to The Marcus Corporation were $65.0 million and net earnings per diluted common share attributable to The Marcus Corporation were $2.29 for fiscal 2017.

•	Adjusted net earnings attributable to The Marcus Corporation of $54.9 million to $55.8 million, an increase of 32.0% to 34.1% from Adjusted net earnings attributable to The Marcus Corporation of $41.6 million for fiscal 2017.
•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $1.91 to $1.94, an increase of 30.8% to 32.9% from Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $1.46 for fiscal 2017.
•	Adjusted EBITDA of $148.2 million to $149.4 million, an 11.7% to 12.6% increase from Adjusted EBITDA of $132.7 million for fiscal 2017.
•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the favorable impact of certain nonrecurring reductions in deferred income taxes in fiscal 2018 and 2017, to eliminate the negative impact of certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition, as well as certain nonrecurring preopening expenses and accelerated depreciation expense related to the project currently underway to convert the former InterContinental Milwaukee hotel into Saint Kate, The Arts Hotel, in fiscal 2018, and to eliminate the favorable impact of a significant one-time gain related to the sale of an unconsolidated joint venture interest and the negative impact of certain preopening expenses in fiscal 2017.

“Fiscal 2018 was another great year for The Marcus Corporation and we expect to report record revenues and operating income,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Both Marcus Theatres and Marcus Hotels & Resorts performed very well, contributing to these strong expected results. We expect Marcus Theatres to once again deliver record revenues and operating income for the fourth quarter and full fiscal year.”

The company has provided ranges, rather than specific amounts, for certain financial results above, primarily because the financial results discussed above are preliminary and remain subject to the completion of normal year-end accounting procedures and an external audit of the company’s financial statements. Actual results may differ materially from these preliminary results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that the company’s financial results are finalized. In addition, these preliminary results are not a comprehensive statement of the company’s financial results for the fourth quarter or fiscal year ended December 27, 2018 and should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles. The company plans to report completed fourth quarter and fiscal year 2018 financial results on February 21, 2019.

Non-GAAP Financial Measures

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings attributable to The Marcus Corporation as net earnings attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings per diluted common share attributable to The Marcus Corporation as Adjusted net earnings attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings attributable to The Marcus Corporation before investment income, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the tables below.

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in the company’s industries.

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings or diluted earnings per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation and other adjustments. The company’s presentation of Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

The reconciliation of estimated Adjusted net earnings attributable to The Marcus Corporation and Adjusted net earnings per diluted common share attributable to The Marcus Corporation for the fourth quarter and fiscal year ended December 27, 2018 and fourth quarter and fiscal year ended December 28, 2017 is set forth in the table as follows:

Reconciliation of Adjusted net earnings and Adjusted net earnings per diluted common share

	13 Weeks Ended		13 Weeks	52 Weeks Ended		52 Weeks
	December 27, 2018		Ended	December 27, 2018		Ended
(in thousands, except per share data)	Estimated		Dec. 28,	Estimated		Dec. 28,
			2017			2017
	Low	High	Actual	Low	High	Actual
Net earnings attributable to
The Marcus Corporation	$7,843	$8,720	$34,441	$52,514	$53,391	$64,996
Add (deduct):
Reduction in deferred income taxes (a)	(1,209)	(1,209)	(21,240)	(1,947)	(1,947)	(21,240)
Gain on sale of interest in joint venture (b)	-	-	(4,875)	-	-	(4,875)
Acquisition/preopening expenses - theatres (c)	1,674	1,674	-	1,674	1,674	787
Preopening expenses - hotels (d)	524	524	-	524	524	476
Accelerated depreciation (e)	3,735	3,735	-	3,735	3,735	-
Tax impact of adjustments to net earnings (f)	(1,596)	(1,596)	1,945	(1,596)	(1,596)	1,441
Adjusted net earnings attributable to
The Marcus Corporation	$10,971	$11,848	$10,271	$54,904	$55,781	$41,585

Weighted ave. shares outstanding - diluted	28,949	28,949	28,385	28,713	28,713	28,403

Net earnings per diluted common share
attributable to The Marcus Corporation	$0.27	$0.30	$1.21	$1.83	$1.86	$2.29
Adjusted net earnings per diluted common share
attributable to The Marcus Corporation	$0.38	$0.41	$0.36	$1.91	$1.94	$1.46

(a)	Reflects nonrecurring reductions in deferred income taxes related to the reduced federal income tax rate and a tax accounting method change made as a result of the Tax Cuts and Jobs Act of 2017.
(b)	Reflects a nonrecurring gain on the sale of our 11% minority interest in The Westin® Atlanta Perimeter North.
(c)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition in 2018 and two new theatres in 2017.
(d)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate, The Arts Hotel in 2018 and the opening of the SafeHouse® Chicago in 2017.
(e)	Reflects nonrecurring accelerated depreciation expense on InterContinental Milwaukee assets to be disposed of in connection with the conversion of this hotel into Saint Kate, The Arts Hotel.
(f)	Represents the tax effect related to adjustments (b),(c), (d) and (e) to net earnings, calculated using statutory tax rates of 26.9% for the fiscal 2018 periods and 39.9% for the fiscal 2017 periods.

The reconciliation of estimated net earnings attributable to The Marcus Corporation to estimated Adjusted EBITDA for the fourth quarter and fiscal year ended December 27, 2018 and fourth quarter and fiscal year ended December 28, 2017 is set forth in the table as follows:

Reconciliation of Net earnings to Adjusted EBITDA

	13 Weeks Ended		13 Weeks	52 Weeks Ended		52 Weeks
	December 27, 2018		Ended	December 27, 2018		Ended
(in thousands)	Estimated		Dec. 28,	Estimated		Dec. 28,
			2017			2017
	Low	High	Actual	Low	High	Actual
Net earnings attributable to
The Marcus Corporation	$7,843	$8,720	$34,441	$52,514	$53,391	$64,996
Add (deduct):
Investment (income) loss	225	225	(359)	(208)	(208)	(588)
Interest expense	3,079	3,079	2,646	13,079	13,079	12,100
Other expense	496	496	428	1,985	1,985	1,712
(Gain) loss on disposition of property,
equipment and other assets	575	575	(4,401)	1,342	1,342	(3,981)
Equity (earnings) losses from unconsolidated
joint ventures, net	681	681	29	399	399	(46)
Net earnings (loss) attributable to
noncontrolling interests	4	4	(16)	74	74	(511)
Income tax expense (benefit)	550	873	(14,946)	12,804	13,127	3,625
Depreciation and amortization	18,443	18,443	14,175	61,342	61,342	51,719
Share-based compensation expenses (a)	741	741	544	2,691	2,691	2,411
Acquisition/preopening expenses - theatres (b)	1,674	1,674	-	1,674	1,674	787
Preopening expenses - hotels (c)	524	524	-	524	524	476
Adjusted EBITDA	$34,835	$36,035	$32,541	$148,220	$149,420	$132,700

(a)	Non-cash charges related to share-based compensation programs.
(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition in 2018 and two new theatres in 2017.
(c)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate, The Arts Hotel in 2018 and the opening of the SafeHouse Chicago in 2017.

The preliminary estimated unaudited financial results disclosed above (including in the GAAP reconciliation tables) reflect management’s estimates based solely upon information available as of the date of this press release and are not a comprehensive statement of the company’s financial results for the fourth quarter and fiscal year ended December 27, 2018. The information presented herein should not be considered a substitute for the financial information to be filed with the Securities and Exchange Commission in the company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2018 once it becomes available. The company has no intention or obligation to update the preliminary estimated unaudited financial results (or GAAP reconciliations) in this press release prior to reporting its completed results for the fourth quarter and fiscal year ended December 27, 2018 on February 21, 2019.

About Marcus Theatres

Marcus Theatres®, a division of The Marcus Corporation, is the fourth largest theatre circuit in the United States and currently owns or operates 1,097 screens at 90 locations in 17 states. For more information, please visit www.marcustheatres.com and follow the company on Facebook and Twitter (@Marcus_Theatres).

About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. In addition to its Marcus Theatres division, its lodging division, Marcus® Hotels & Resorts, owns and/or manages 21 hotels, resorts and other properties in nine states.  For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including the expectation that the Movie Tavern acquisition will be accretive to earnings, earnings per share and cash flow in the first twelve months following the closing of the transaction. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres;(10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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